Exhibit 99.906CERT

Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer’s knowledge and belief.

The undersigned officers of Nuveen Select Tax-Free Income Portfolio 2 (the “Fund”), certify that, to the best of each such officer’s knowledge and belief:

1.	The Form N-CSR of the Fund for the period ended September 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: December 4, 2020

/s/ David J. Lamb
David J. Lamb
Chief Administrative Officer
(principal executive officer)

/s/ E. Scott Wickerham
E. Scott Wickerham
Vice President, Controller
(principal financial officer)